EXHIBIT 21.1

                    SUBSIDIARIES OF SCHMITT INDUSTRIES, INC.
                               AS OF MAY 31, 2000

                                                 State of Incorporation or Country in Which
                Subsidiary                                       Organized
------------------------------------------    -------------------------------------------------
Schmitt Measurement Systems, Inc.             Montana
Schmitt Hofmann Systems, GmbH                 Germany
Schmitt Europe, Ltd.                          United Kingdom


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